UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

ARGOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 29, 2016, Argos Therapeutics, Inc. (the “Company”) completed the closing of the second tranche of its private placement financing under the Company’s previously announced March 2016 securities purchase agreement. In the closing of the second tranche, the Company sold, for a total purchase price of $29,824,520, a total of 5,478,672 shares of its common stock and warrants to purchase a total of 4,109,005 shares of its common stock (0.75 shares of common stock for each share of common stock purchased), based on a purchase price per share of common stock and accompanying warrant equal to $5.44375.

The closing of the second tranche was triggered by the previously announced recommendation from the Company’s independent data monitoring committee (“IDMC”) that the Company continue its pivotal Phase 3 ADAPT clinical trial of AGS-003 for the treatment of metastatic renal cell carcinoma based on results of the IDMC's scheduled interim data review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

Date: June 29, 2016	By:	/s/ Lori R. Harrelson
Lori R. Harrelson Vice President of Finance